UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2012

Swank, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-5354

Delaware	04-1886990
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

90 Park Avenue New York, NY	10016
(Address of principal executive offices)	(Zip code)

(212) 867-2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 12, 2012, Swank, Inc. (the “Company”) issued a press release announcing the expiration of the “go-shop” period under the terms of the previously announced agreement and plan of merger, dated as of February 3, 2012, by and among the Company, Randa Accessories Leather Goods LLC (“Randa”), Swing Acquisition LLC, a wholly-owned subsidiary of Randa, and Swing Merger Sub, Inc., an indirect wholly-owned subsidiary Randa, and that it has received an alternative acquisition proposal from a third party to acquire all of its outstanding shares of common stock. A copy of that press release is attached to this Current Report on Form 8-K as Exhibit 99 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99	Press Release of the Company dated March 12, 2012

Additional Information and Where to Find It

This Current Report on Form 8-K is not a request for or a solicitation of a proxy or an offer to acquire any shares of common stock of the Company. In connection with the proposed transaction with Randa, the Company filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission, or SEC, on February 17, 2012 and the Company intends to file a Definitive Proxy Statement on Schedule 14A and other relevant materials with the SEC. Stockholders of the Company are urged to read the Company’s Preliminary Proxy Statement and, when available, the Definitive Proxy Statement and all other relevant documents filed with the SEC, as they will contain important information about the proposed transaction. A Definitive Proxy Statement will be sent to the Company’s stockholders seeking their approval of the proposed transaction. The Company’s stockholders will be able to obtain these documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, they may obtain free copies of these by contacting the Company’s Secretary, Jerold R. Kassner, at 656 Joseph Warner Boulevard, Taunton, Massachusetts 02780, telephone: (508) 977-4453. The Company’s stockholders also may read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors and executive officers may be deemed to be participants in the forthcoming solicitation of proxies from the holders of Common Stock in connection with the proposed transaction with Randa. A list of the names and other information regarding the directors and executive officers of the Company is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 31, 2011, Amendment No. 1 on Form 10-K/A, filed with the SEC on May 13, 2011, and the Company’s Definitive Proxy Statement for its 2011 annual meeting of stockholders filed with the SEC on July 15, 2011. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions; competition in the accessories markets, potential changes in customer spending; acceptance of product offerings and designs; the variability of consumer spending resulting from changes in domestic economic activity; any significant variations between actual amounts and the amounts estimated for those matters identified as critical accounting estimates, as well as other significant accounting estimates made in the preparation of financial statements; as well as geopolitical concerns. Accordingly, actual results may differ materially from such forward-looking statements. You are urged to consider all such factors. Any forward-looking statements relating to the transaction discussed above are based on our current expectations, assumptions, estimates and projections and involve significant risks and uncertainties, including the many variables that may impact or are related to consummation of the transaction, SEC regulatory review of our filings related to the transaction, the continuing determination of the Company’s Board of Directors that the transaction is in the best interests of all stockholders; and the results of the go-shop period and whether any additional acquisition proposals or superior proposals are made. The Company and Randa assume no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	SWANK, INC.

	By:	/s/ Jerold R. Kassner
Jerold R. Kassner, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release of the Company dated March 12, 2012